AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 25, 1997
                                            REGISTRATION STATEMENT NO. 333-
=============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   __________

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                   __________

                          ALLIANCE PHARMACEUTICAL CORP.
             (Exact name of registrant as specified in its charter)


                         NEW YORK                        14-1644018
              (State or other jurisdiction            (I.R.S. Employer
               of incorporation or organization)      Identification Number)
                             3040 SCIENCE PARK ROAD
                               SAN DIEGO, CA 92121
                                 (619) 558-4300
      (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

             EMPLOYEES' 401(K) PLAN OF ALLIANCE PHARMACEUTICAL CORP.
                            (Full title of the plan)

                                  DUANE J. ROTH
                                    President
                          Alliance Pharmaceutical Corp.
                             3040 Science Park Road
                               San Diego, CA 92121
                                 (619) 558-4300
     (Name, address, including zip code, and telephone number, of agent for service of process)

                                   __________

                                    COPY TO:
                              Melvin Epstein, Esq.
                          Stroock & Stroock & Lavan LLP
                                 180 Maiden Lane
                               New York, NY 10038

                                   __________

                         CALCULATION OF REGISTRATION FEE

                                   Proposed       Proposed
                                   Maximum        Maximum
 Title of Shares                   Aggregate      Aggregate     Amount of
 to be             Amount to be    Price Per      Offering      Registration
 Registered        Registered      Unit (1)       Price         Fee

 Common Stock,       9,779         $13.625 per
 $.01 par value.     shares        share          $133,238.88   $100.00


(1) As dictated by Rule 457(h)(1), the Proposed Maximum Aggregate Price Per Unit represents the amount per share at which the Company values its matching contribution under the Employees' 401(k) Plan of Alliance Pharmaceutical Corp.

         This Registration Statement on Form S-8 of Alliance Pharmaceutical Corp., a New York corporation (the "Company"), covers 9,779 shares of Common Stock, par value $.01 per share, of the Company reserved for issuance under the Employees' 401(k) Plan of Alliance Pharmaceutical Corp. As permitted by General Instruction E of Form S-8, the Company hereby incorporates by reference the contents of the Company's Registration Statement on Form S-8, dated December 23, 1996 (Registration No. 333-18787) filed under the Securities Act of 1933, as amended.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on April 25, 1997.

                                  ALLIANCE PHARMACEUTICAL CORP.
                                  (Registrant)


Date: April 25, 1997              By  /S/ DUANE J. ROTH
                                      --------------------------------------
                                      Duane J. Roth
                                      President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 25, 1997.



   /S/DUANE J. ROTH           President, Chief Executive
      Duane J. Roth           Officer and a Director        April 25, 1997


   /S/THEODORE D. ROTH        Executive Vice President
      Theodore D. Roth        and Chief Financial Officer   April 25, 1997


   /S/TIM T. HART             Controller and Chief
      Tim T. Hart             Accounting Officer            April 25, 1997


   PEDRO CUATRECASAS, M.D.*   Director                      April 25, 1997
   Pedro Cuatrecasas, M.D.


   CARROLL O. JOHNSON*        Director                      April 25, 1997
   Carroll O. Johnson


   STEPHEN M. MCGRATH*        Director                      April 25, 1997
   Stephen M. McGrath


   DONALD E. O'NEILL*         Director                      April 25, 1997
   Donald E. O'Neill


   HELEN M. RANNEY, M.D.*     Director                      April 25, 1997
   Helen M. Ranney, M.D.


   JEAN G. RIESS, PH.D.*      Director                      April 25, 1997
   Jean G. Riess, Ph.D.


   THOMAS F. ZUCK, M.D.*      Director                      April 25, 1997
   Thomas F. Zuck, M.D.


  *By: /S/ THEODORE D. ROTH
       Theodore D. Roth
       Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit
Number                   DESCRIPTION
-------                  -----------

5                        Opinion of Stroock & Stroock & Lavan LLP.

23.1                     Consent of Stroock & Stroock & Lavan LLP
                         (included in Exhibit 5 hereto).

23.2                     Consent of Ernst & Young LLP, independent auditors.

24                       Power of Attorney.